                                                                    EXHIBIT 4.6

         FORM OF PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 1998

                         SLM STUDENT LOAN TRUST 1998-

            $    FLOATING RATE CLASS A-1 STUDENT LOAN-BACKED NOTES
            $    FLOATING RATE CLASS A-2 STUDENT LOAN-BACKED NOTES
              $    FLOATING RATE STUDENT LOAN-BACKED CERTIFICATES

                        SALLIE MAE FUNDING CORPORATION
                                    SELLER

                             SERVICING CORPORATION
                                   SERVICER

                               ----------------

  The SLM Student Loan Trust 1998-  (the "Trust") will issue $    aggregate
principal amount of Floating Rate Class A-1 Student Loan-Backed Notes (the
"Class A-1 Notes"), $    aggregate principal amount of Floating Rate Class A-2
Student Loan-Backed Notes (the "Class A-2 Notes" and, together with the Class
A-1 Notes, the "Notes") and $    aggregate balance of Floating Rate Student
Loan-Backed Certificates (the "Certificates").
                                                  (Continued on following page)

                               ----------------

THE CERTIFICATES REPRESENT UNDIVIDED BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF, AND ARE NOT GUARANTEED OR INSURED BY, THE SELLER, STUDENT
 LOAN MARKETING ASSOCIATION, THE SERVICER OR ANY AFFILIATE THEREOF OR BY THE UNITED STATES OF AMERICA OR ANY GOVERNMENTAL AGENCY. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-16 HEREIN AND ON PAGE 13 OF THE PROSPECTUS.

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
  AND  EXCHANGE  COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION  NOR  HAS
   THE  SECURITIES  AND   EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES
    COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS
     SUPPLEMENT   OR   THE   PROSPECTUS   TO  WHICH   IT   RELATES.   ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

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-------------------------------------------------------------------------------

                                    INITIAL PUBLIC                 PROCEEDS TO
                                       OFFERING     UNDERWRITING       THE
                                       PRICE(1)       DISCOUNT     SELLER(1)(2)
-------------------------------------------------------------------------------
Per Class A-1 Note................         %              %              %
-------------------------------------------------------------------------------
Per Class A-2 Note................         %              %              %
-------------------------------------------------------------------------------
Per Certificate...................         %              %              %
-------------------------------------------------------------------------------
  Total...........................      $              $              $

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, or return, if any, from      , 1998.
(2) Before deducting estimated expenses of $    payable by the Seller.

                               ----------------

  THE NOTES AND THE CERTIFICATES OFFERED HEREBY ARE OFFERED SEVERALLY BY THE UNDERWRITERS, AS SPECIFIED HEREIN, SUBJECT TO RECEIPT AND ACCEPTANCE BY THEM AND SUBJECT TO THEIR RIGHT TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT THE NOTES AND CERTIFICATES WILL BE READY FOR DELIVERY IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN NEW
YORK, NEW YORK ON OR ABOUT      , 1998 AGAINST PAYMENT THEREFOR IN IMMEDIATELY
AVAILABLE FUNDS AND, IN THE CASE OF THE NOTES, ALSO CEDEL BANK, SOCIETE ANONYME, AND THE EUROCLEAR SYSTEM.

             The date of this Prospectus Supplement is      , 1998

(Continued from preceding page)

  The assets of the Trust will include a pool of student loans purchased by Chase Manhattan Bank USA, National Association, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from SLM Funding Corporation (the "Seller") (such loans, the "Trust Student Loans"), collections and other payments with respect to the Trust Student Loans, and monies on deposit in certain trust accounts to be established (including the Collection Account and the Reserve Account). The Notes will be secured by the assets of the Trust. The interests of the Certificateholders in the assets of the Trust will be subordinated to the interests of the Noteholders therein to the extent described herein.

  The per annum rate of interest for each Accrual Period will, subject to certain limitations described herein, equal the T-Bill Rate (determined as described herein)* plus % with respect to the Class A-1 Notes and the T-Bill Rate plus % with respect to the Class A-2 Notes. Principal and interest on the Notes will be payable quarterly on or about each January 25, April 25,
July 25 and October 25 of each year, commencing      , 1998 (each, a
"Distribution Date"); provided that no principal payments with respect to the Class A-2 Notes will be made until the Class A-1 Notes are paid in full. Return on the Certificates for each Accrual Period at a rate per annum equal, subject to certain limitations described herein, to the T-Bill Rate plus %, and distributions in respect of the Certificate Balance will be made on each Distribution Date, provided that no distributions in respect of the Certificate Balance will be made until the Notes have been paid in full.

  The final distribution date for the Class A-1 Notes will be the
Distribution Date. The final distribution date for the Class A-2 Notes will be
the     Distribution Date. The final distribution date for the Certificates
will be the     Distribution Date. However, payment in full of the Notes and the Certificates could occur earlier than such dates as described herein and in the Prospectus. In addition, the Notes and Certificates will be repaid (i) on any Distribution Date on which the Seller exercises its option to purchase the Trust Student Loans, exercisable when the aggregate principal balance of the Trust Student Loans is reduced to 10% or less of the Initial Pool Balance, or (ii) upon sale of any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date or thereafter pursuant to the auction procedures described herein.

  Sallie Mae Servicing Corporation (the "Servicer"), a wholly-owned subsidiary of Sallie Mae, will service all the Trust Student Loans. The Trust Student Loans will only include loans guaranteed by the Guarantee Agencies described herein and reinsured by the United States Department of Education (the "Department") under the Federal Family Education Loan Program ("FFELP").

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS MUST READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT TO OBTAIN MATERIAL INFORMATION ABOUT THE OFFERING. SALES OF THE NOTES AND THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

  The Underwriters expect to make a secondary market in the Notes and the Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

  The Seller has not authorized any offer of Notes or Certificates to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). The Notes and Certificates may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.
--------
* For illustrative purposes only. Each class of Securities may have a different specified rate of interest, which may be a fixed, a variable, an adjustable or an auction-determined rate or any combination of the foregoing.

                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS IN THE UNITED STATES THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                          REPORTS TO SECURITYHOLDERS

  Periodic and annual reports concerning the Trust are required to be delivered to Securityholders. See "Certain Information regarding the Securities--Reports to Securityholders" in the Prospectus.

  Unless and until Definitive Notes or Definitive Certificates are issued, the reports containing information concerning the Student Loans will be sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated in the "Index of Principal Terms" contained herein or in the Prospectus.

Issuer..................    SLM Student Loan Trust 1998-  (the "Trust").

Securities Offered......    Floating Rate Class A-1 Student Loan-Backed Notes
                            (the "Class A-1 Notes") in the aggregate principal
                            amount of $    and Floating Rate Class A-2 Student
                            Loan-Backed Notes (the "Class A-2 Notes" and, to-
                            gether with the Class A-1 Notes, the "Notes") in
                            the aggregate principal amount of $   ; and Float-
                            ing Rate Student Loan-Backed Certificates (the
                            "Certificates" and, together with the Notes, the
                            "Securities") in the initial Certificate Balance of
                            $   .

Seller..................    SLM Funding Corporation (the "Seller"), a wholly-
                            owned subsidiary of Student Loan Marketing Associa-tion ("Sallie Mae"). Because the Seller is not an institution eligible to hold legal title to the Student Loans, Chase Manhattan Bank USA, National
                            Association, as eligible lender trustee for the Seller (the "Interim Trustee") will hold legal ti-tle to the Student Loans on behalf of the Seller pursuant to a trust agreement to be dated as of
                                 , 1998 between the Interim Trustee and the
                            Seller (as amended and supplemented from time to time, the "Interim Trust Agreement"). References to the "Seller" herein mean the Interim Trustee for all purposes, where the context so requires, in-volving the holding or transferring of legal title to the Trust Student Loans.

Servicer................    Sallie Mae Servicing Corporation (the "Servicer"),
                            a wholly-owned subsidiary of Sallie Mae that man-ages and operates Sallie Mae's loan servicing func-tions. Under certain circumstances, the Servicer may transfer its obligations as Servicer. See "Ser-vicing; Administration--Certain Matters Regarding the Servicer" in the Prospectus.

Eligible Lender
Trustee.................    Chase Manhattan Bank USA, National Association, as
                            trustee under the Trust Agreement and holder of le-gal title to the Trust Student Loans on behalf of the Trust (the "Eligible Lender Trustee"). See
                            "Formation of the Trust--Eligible Lender Trustee."

Indenture Trustee.......    Bankers Trust Company (the "Indenture Trustee"), as
                            trustee under the Indenture.

Administrator...........    Sallie Mae, as administrator (the "Administrator")
                            on behalf of the Trust pursuant to a Master Admin-
                            istration Agreement dated as of May 1, 1997 (as
                            amended and supplemented from time to time, the
                            "Master Administration Agreement") between the Ad-
                            ministrator and the Seller and the Supplement
                            thereto be dated as of      (as amended and supple-
                            mented from time to time, the "Administration
                            Agreement Supplement" and, together with the Master
                            Administration Agreement, the "Administration
                            Agreement") among the Administrator, the Seller, the Trust, the Eligible Lender Trustee, the
                            Servicer and the Indenture Trustee. Under certain circumstances, Sallie Mae may transfer its obliga-tions as Administrator. See "Servicing; Administra-tion--Administration Agreement" in the Prospectus.

The Trust...............    The Trust will be established under the laws of the
                            State of Delaware as a Delaware Business Trust un-
                            der a Trust Agreement to be dated as of      , 1998
                            (as amended and supplemented from time to time, the "Trust Agreement"), between the Seller and the Eli-gible Lender Trustee. The activities of the Trust and the Eligible Lender Trustee are limited by the terms of the Trust Agreement to acquiring, owning and managing the Trust Student Loans and the other assets of the Trust as described herein, issuing the Securities, making payments thereon and other activities related thereto. See "Formation of the Trust."

Assets of the Trust.....    The assets of the Trust will include the following:

 A. Student Loans.......    The Trust Student Loans will consist of education
                            loans to students and parents of students (the
                            "Student Loans") made under the Federal Family Edu-
                            cation Loan Program ("FFELP") and will include
                            rights to receive payments made with respect to
                            such Trust Student Loans and the proceeds thereof.
                            On or prior to      , 1998 (the "Closing Date"),
                            the Seller will sell Student Loans having an aggre-
                            gate principal balance (including interest to be
                            capitalized) of approximately $    as of      ,
                            1998 (the "Cutoff Date"), to the Eligible Lender
                            Trustee on behalf of the Trust pursuant to a Sale
                            Agreement to be dated as of the Closing Date (as amended and supplemented from time to time, the "Sale Agreement"), among the Seller, the Trust and the Eligible Lender Trustee.

                            The Trust Student Loans were originally acquired by Sallie Mae in the ordinary course of its student loan financing business. All of the Trust Student Loans are guaranteed as to the payment of principal and interest by the Guarantee Agencies described herein and are reinsured by the United States De-partment of Education (the "Department"). The Trust Student Loans will be acquired by the Seller from Sallie Mae pursuant to the Purchase Agreement dated as of the Closing Date (as amended and supplemented from time to time, the "Purchase Agreement") be-tween the Seller and Sallie Mae. The Trust Student Loans acquired by the Seller and sold to the Trust have been selected from the Student Loans owned by Sallie Mae based on the criteria described herein and in the Prospectus.

                            As of the Cutoff Date, the weighted average bor-rower interest rate per annum with respect to the Trust Student Loans was approximately % (based on the applicable interest rates as of the Cutoff
                            Date) and the weighted average remaining term to scheduled maturity of the Trust Student Loans was
                            approximately   months.

                            "Collection Period" means each period of three cal-endar months from and including the date next fol-lowing the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the Cutoff Date and ending
                            on      , 1998).

                            The "Pool Balance" means as of any date the aggre-gate principal balance of the Trust Student Loans on such date (including accrued interest thereon to the extent such interest is expected to be capital-
                            ized), after giving effect to the following, with-out duplication: (i) all payments received by the Trust through such date from or on behalf of bor-rowers, the Guarantee Agencies and the Department (collectively, "Obligors"), (ii) all Purchase Amounts on Purchased Student Loans received by the Trust through such date from the Seller or the Servicer, (iii) all Liquidation Proceeds and Real-ized Losses on Trust Student Loans liquidated through such date, (iv) the aggregate amount of certain adjustments to balances of Trust Student Loans permitted to be effected by the Servicer un-der the Servicing Agreement, if any, recorded through such date, and (v) the aggregate amount by which reimbursements by Guarantors of the unpaid principal balance of defaulted Trust Student Loans through such date are reduced from 100% to 98% (or other applicable percentage) as required by the risk sharing provisions of the Higher Education Act.

 B. Collection
Account.................    As described in the Prospectus, collections re-
                            ceived with respect to the Trust Student Loans and Interest Subsidy Payments and Special Allowance
                            Payments in respect thereof are required to be de-posited in the Collection Account. See "Servicing;
                            Administration--Payments on Student Loans" in the Prospectus.

                            Pursuant to the Administration Agreement, the Ad-ministrator will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Monthly Servicing Payment Date to the payment of the Primary Servic-ing Fee and on each Distribution Date to the fol-lowing (in the priority indicated, except as other-wise described herein):

                            (i) the Primary Servicing Fee to the Servicer; (ii) the Administration Fee and all overdue Administra-tion Fees to the Administrator; (iii) the Notehold-ers' Interest Distribution Amount to the applicable Noteholders; (iv) the Certificateholders' Return Distribution Amount to the Certificateholders; (v) the Noteholders' Principal Distribution Amount to the applicable Noteholders; (vi) on each Distribu-tion Date on and after which the Notes are paid in full, the Certificate Balance Distribution Amount to the Certificateholders; (vii) the amount, if any, necessary to be deposited in the Reserve Ac-count to reinstate the balance thereof to the Spec-ified Reserve Account Balance; (viii) the Carryover Servicing Fee, if any, to the Servicer; (ix) the
                            Note Interest Carryover, if any, to the Notehold-ers; (x) the Certificate Return Carryover, if any, to the Certificateholders; and (xi) any remaining amounts after application of clauses (i) through
                            (x) above to the Reserve Account. See "Description of the Securities--Distributions."

 C. Reserve Account.....    As described in the Prospectus, the Reserve Account
                            will be established and maintained by the Adminis-
                            trator and will be an asset of the Trust. The Trust
                            will make an initial deposit from the net proceeds
                            from the sale of the Securities into the Reserve
                            Account on the Closing Date of cash and/or Eligible
                            Investments equal to $    (the "Re-
                            serve Account Initial Deposit"). The Reserve Ac-count Initial Deposit will be augmented on each Distribution Date by the deposit into the Reserve
                            Account of any Available Funds for such Distribu-tion Date remaining after making all prior distri-butions on such date. See "Description of the Secu-rities--Distributions."

                            Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distri-bution Date will, after payment of any Note Princi-pal Shortfall, Certificate Balance Shortfall, Car-ryover Servicing Fee, Note Interest Carryover and Certificate Return Carryover, be released to the Seller. The "Specified Reserve Account Balance" with respect to any Distribution Date will be equal to the greater of (i) % of the Pool Balance as of the close of business on the last day of the re-
                            lated Collection Period and (ii) $   , provided
                            that such balance will be subject to adjustment in certain circumstances described herein and in no event will such balance exceed the sum of the out-standing principal amount of the Notes and the Cer-tificate Balance. See "Description of the Securi-ties--Credit Enhancement--Reserve Account."

                            Amounts on deposit in the Reserve Account will be available on each Distribution Date (and, with re-spect to the Primary Servicing Fee, on each Monthly Servicing Payment Date) to cover any shortfalls in payments of the Primary Servicing Fee, the Adminis-tration Fee, the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribu-tion Amount for such Distribution Date (and, with respect to the Primary Servicing Fee, such Monthly Servicing Payment Date) for which Available Funds for such Distribution Date (or such Monthly Servic-ing Payment Date) are insufficient to make such payments and distributions. In addition, amounts on deposit in the Reserve Account will be available on the Class A-1 Maturity Date and the Class A-2 Matu-rity Date to cover any shortfalls in payments of the Noteholders' Principal Distribution Amount and interest accrued thereon, and on the final Distri-bution Date upon termination of the Trust to pay the Certificate Balance Distribution Amount and re-turn accrued thereon and any Carryover Servicing Fee, Note Interest Carryover or Certificate Return Carryover, for which Available Funds on any such date are insufficient to make such payments and distributions. If the market value of securities and cash in the Reserve Account is on any Distribu-tion Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, to re-duce the Certificate Balance to zero and to pay any accrued return thereon, and to pay any Carryover Servicing Fee, Note Interest Carryover or Certifi-cate Return Carryover, such amount will be so ap-plied on such Distribution Date.

                            The funding and maintenance of the Reserve Account are intended to enhance the likelihood of payment to the Noteholders of the Noteholders' Distribution Amount and to the Certificateholders of the Certificateholders' Distribution Amount. In certain circumstances, however, the Reserve Account could be depleted and shortfalls in distributions to the Noteholders or the Certificateholders could result.

 D. Transfer and
    Servicing
    Agreements..........    Under the Sale Agreement, the Seller will sell the
                            Trust Student Loans to the Trust, with the Eligible
                            Lender Trustee holding legal title thereto. In ad-dition, pursuant to the Servicing Agreement, the Servicer will agree with the Trust to be responsi-ble for servicing, maintaining custody of and mak-ing collections on the Trust Student Loans and billing and collecting Program Payments. See
                            "Transfer and Servicing Agreements" and "Servicing;
                            Administration" in the Prospectus. Breach by the Seller of its covenants under the Sale Agreement with respect to a Trust Student Loan may result in an obligation of the Seller to repurchase or sub-stitute Qualified Substitute Student Loans for such
                            Trust Student Loan and/or to reimburse the Trust for certain losses resulting from such breach.
                            Breach by the Servicer of its covenants under the Servicing Agreement with respect to a Trust Student
                            Loan may result in an obligation of the Servicer to purchase such Trust Student Loan and/or to reim-burse the Trust for certain losses resulting from such breach. See "The Trust Student Loan Pool--In-surance of Student Loans."

                            The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the "Ser-vicing Fee"). The "Primary Servicing Fee" for any month is an amount equal to the lesser of (i) the Unit Amount and (ii) 1/12th of % of the outstand-ing principal amount of the Trust Student Loans, in each case as of the last day of the preceding cal-endar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid. The "Unit Amount" for any month is equal to $ times the number of accounts in the Trust during such month. The Primary Servicing Fee will be pay-able out of Available Funds and amounts on deposit in the Reserve Account on the 25th day of each month (or, if any such date is not a business day, on the next succeeding business day), commencing
                                 , 1998 (each, a "Monthly Servicing Payment
                            Date"). The "Carryover Servicing Fee" is the sum of
                            (a) the amount, if any, as of any Monthly Servicing Payment Date by which (i) 1/12th of % of the out-standing principal amount of the Trust Student Loans exceeds (ii) the Unit Amount, in each case as of the last day of the preceding calendar month,
                            (b) the amount of certain increases in the costs incurred by the Servicer described herein, (c) the amount of certain conversion, transfer and removal fees and (d) any amounts described in (a), (b) and
                            (c) above that remain unpaid from prior Distribu-tion Dates, together with interest on such unpaid amounts as described in the Servicing Agreement. The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribu-tion Date of the Primary Servicing Fee, the Admin-istration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be de-posited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance. See "Description of the Securities--Ser-vicing Compensation."

The Notes...............    The Trust will issue the Notes pursuant to an In-
                            denture to be dated as of      , 1998 (as amended
                            and supplemented from time to time, the "Inden-ture"), among the Indenture Trustee, the Trust and the Eligible Lender Trustee. The Notes will be se-cured by the assets of the Trust. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be avail-able in book-entry form only.

 A. Interest............    Each of the Class A-1 Notes and the Class A-2 Notes
                            will bear interest during each Accrual Period at the respective rates per annum, except as described below (the "Class A-1 Rate" or the "Class A-2 Rate" and, collectively, the "Note Rates"), equal to the daily weighted average of the T-Bill Rates within such Accrual Period (determined as described here-in) plus %, in the case of the Class A-1 Notes, and plus %, in the case of the Class A-2 Notes.
                            The Class A-1 Rate and the Class A-2 Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that (i) the Note Rates in effect from the first day of each Accrual Period, including the initial Accrual Peri-od, through the day of the first 91-day Treasury
                            Bill auction on or after the first day of each Ac-crual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the Note Rates will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "Description of the Se-curities--Determination of T-Bill Rates." Interest on the outstanding principal amount of the Notes will accrue from and including the preceding Dis-tribution Date (or in the case of the first Accrual
                            Period, the Closing Date) to but excluding the fol-lowing Distribution Date (each an "Accrual Period") and will be payable on the 25th day of each Janu-ary, April, July and October, or, if any such date is not a business day, on the next succeeding busi-ness day (each a "Distribution Date"), commencing
                                 , 1998, to holders of record of the Class A-1
                            Notes (the "Class A-1 Noteholders") and holders of record of the Class A-2 Notes (the "Class A-2 Note-holders" and, together with Class A-1 Noteholders, the "Noteholders") as of the close of business on the day immediately preceding the Distribution Date
                            (such day, the "Record Date"). Interest will be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 365
                            (or 366 in the case of a leap year).

                            Notwithstanding the foregoing, if either Note Rate, as so determined, for any such Accrual Period would be greater than the Student Loan Rate, then such Note Rate for such Distribution Date will be the Student Loan Rate. "Student Loan Rate" has the meaning set forth herein under "Description of the Securities--The Notes--Distributions of Interest."

                            If the Class A-1 Rate or the Class A-2 Rate for any Distribution Date is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had interest been calcu-lated without regard to the Student Loan Rate over

                            (b) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, actu-ally accrued in respect of such Accrual Period based on the Student Loan Rate (such excess, to-gether with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the applicable Note Rate without regard to the Student Loan Rate), is collectively referred to as the "Note Interest Carryover") will be paid on that Distribution Date or on any subsequent Dis-tribution Date to the extent funds are allocated and available therefor out of the Collection Ac-count after making all required prior distributions and deposits on such date as described herein under "Description of the Securities--The Notes--Distri-butions of Interest." Note Interest Carryover will continue to be so payable notwithstanding that the principal amount of the applicable class of Notes has been reduced to zero. The ratings of the Notes do not address the likelihood of the payment of any
                            Note Interest Carryover.

 B. Principal...........    Principal of the Notes will be payable on each Dis-
                            tribution Date in an amount equal to the Notehold-ers' Principal Distribution Amount for such Distri-bution Date. The "Noteholders' Principal Distribu-tion Amount" generally will be equal to the Princi-pal Distribution Amount for such Distribution Date plus any Note Principal Shortfall as of the close of the preceding Distribution Date. The Principal
                            Distribution Amount will be equal (i) with respect to the initial Distribution Date, to the amount by which the sum of the outstanding principal amount of the Notes and the Certificate Balance exceeds the Adjusted Pool Balance for such Distribution
                            Date and (ii) with respect to each subsequent Dis-tribution Date, to the amount by which the Adjusted
                            Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for such Distri-bution Date. For this purpose, "Adjusted Pool Bal-ance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Col-lection Period is greater than 40% of the Initial
                            Pool Balance, the sum of such Pool Balance and the Specified Reserve Account last day of the related
                            Collection Period is less than or equal to 40% of the Initial Pool Balance, such Pool Balance. See
                            "Description of the Securities--Distributions."

                            The Noteholders' Principal Distribution Amount will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero.

                            The outstanding principal amount, if any, of the Class A-1 Notes will be due and payable in full on
                            the    Distribution Date (the "Class A-1 Maturity
                            Date"). The outstanding principal amount of the Class A-2 Notes will be due and payable in full on the Distribution Date (the "Class A-2 Maturity Date"). However, the actual maturity of the Class A-1 Notes or the Class A-2 Notes could occur sooner than such dates as a result of a variety of fac-tors, including prepayments on the Trust Student Loans and exercise by the Seller of its option to purchase remaining Trust Student Loans or sale of remaining Trust Student

                            Loans on or after the Trust Auction Date as de-scribed below under "Summary of Terms--Optional Purchase" and "--Auction of Trust Assets." See "Trading Information--Weighted Average Life of the Securities" in the Prospectus.

The Certificates........    Concurrently with the issuance of the Notes, the
                            Trust will issue the Certificates pursuant to the
                            Trust Agreement. Certificates will be available for
                            purchase in a minimum denomination of $100,000 and
                            in integral multiples of $1,000 in excess thereof
                            and will be available in book-entry form only. The
                            Certificates represent undivided beneficial inter-
                            ests in the Trust. The initial Certificate Balance
                            will equal $   . See "Formation of the Trust--The
                            Trust."

 A. Return on the
Certificates............    Return on the Certificates will accrue for each Ac-
                            crual Period at a rate per annum, except as de-scribed below (the "Certificate Rate"), equal to the daily weighted average of the T-Bill Rates within such Accrual Period (determined as described herein) plus % and will be distributed on each Distribution Date. The Certificate Rate will be ad-justed weekly on the calendar day following each auction of 91-day Treasury Bills, except that (i) the Certificate Rate in effect from the first day of each Accrual Period, including the initial Ac-crual Period, through the day of the first 91-day
                            Treasury Bill auction on or after the first day of each Accrual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the Certificate Rate will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "Description of the Securities--Determination of T-Bill Rates."
                            Return on the Certificates will be calculated on the basis of the actual number of days elapsed in each Accrual Period divided by 365 (or 366 in the case of a leap year).

                            Notwithstanding the foregoing, if the Certificate Rate, as so determined, for such Accrual Period would be greater than the Student Loan Rate, then the Certificate Rate for such Distribution Date will be the Student Loan Rate. If the Certificate Rate for any Distribution Date is based on the Stu-dent Loan Rate, the excess of (a) the amount of re-turn on the Certificates that would have accrued in respect of such Accrual Period at the Certificate Rate without regard to the Student Loan Rate over
                            (b) the amount of return on the Certificates actu-ally accrued in respect of such Accrual Period based on the Student Loan Rate (such excess, to-gether with the unpaid portion of any such excess from prior Distribution Dates (and any return ac-crued thereon calculated at the Certificate Rate without regard to the Student Loan Rate), is re-ferred to as the "Certificate Return Carryover") will be paid on that Distribution Date or on any subsequent Distribution Date to the extent funds are allocated and available therefor out of the Collection Account after making all required prior distributions and deposits on such date as de-scribed below under "Description of the Securi-ties--Distributions." The ratings of the Certifi-cates do not address the likelihood of the payment of any Certificate Return Carryover.

                            On each Distribution Date, the Eligible Lender Trustee will distribute pro rata to the holders of record of Certificates (the "Certificateholders' and, together with the Noteholders, the "Securityholders") as of the preceding Record Date return at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all distributions in respect of the Certificate Balance to Certificateholders on such preceding Distribution Date.

 B. Certificate
    Balance.............    Distributions in respect of the Certificate Balance
                            will be made on each Distribution Date on and after which the Notes have been paid in full in an amount generally equal to the amount of principal paid or, in certain cases, scheduled to be paid with respect to the Trust Student Loans (including any realized losses thereon). See "Description of the Securi-ties--Distributions."

                            Distribution of any remaining Certificate Balance will be made in full on the Distribution Date (the "Final Distribution Date"). However, final distri-bution of the Certificate Balance could occur ear-lier than the Final Distribution Date as a result of a variety of factors, including prepayments on the Trust Student Loans and exercise by the Seller of its option to purchase remaining Trust Student Loans or sale of remaining Trust Student Loans on or after the Trust Auction Date as described below under "Summary of Terms--Optional Purchase" and "-- Auction of Trust Assets." See "Trading Informa-tion--Weighted Average Life of the Securities" in the Prospectus.


 C. Subordination of
    the Certificates....    On any Distribution Date distributions in respect
                            of return on the Certificates will be subordinated to the payment of interest on the Notes (other than any Note Interest Carryover) and distributions in respect of the Certificate Balance will be subordi-nated to the payment of interest on the Notes
                            (other than any Note Interest Carryover) and prin-cipal of the Notes. See "Description of the Securi-ties--The Certificates--Subordination of the Cer-tificates."

Optional Purchase.......    The Seller may purchase or arrange for the purchase
                            of all remaining Trust Student Loans, and thus ef-fect the early retirement of the Notes and the Cer-tificates, on any Distribution Date on or after which the Pool Balance is equal to % or less of the Initial Pool Balance, at a price equal to the aggregate Purchase Amounts for such Trust Student
                            Loans as of the end of the preceding Collection Pe-riod (but not less than the Minimum Purchase Amount plus any Note Interest Carryover and any Certifi-cate Return Carryover). See "Formation of the
                            Trusts--Termination" in the Prospectus. The "Ini-tial Pool Balance" will equal the Pool Balance as of the Cutoff Date.

Auction of Trust            Any Trust Student Loans remaining in the Trust as
Assets..................    of the end of the Collection Period immediately
                            preceding the earliest Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance (three business days prior to such Distribution Date, the "Trust Auction Date") will be offered for sale by the Indenture Trustee if the Seller has first waived its option to pur-chase such remaining Trust Student Loans with re-spect to such Distribution Date as described above under "--Optional Purchase." The Seller will be deemed to have waived its option to purchase such remaining Trust Student Loans if it fails to notify the Eligible Lender Trustee and the Inden-ture Trustee of its exercise thereof in writing prior to the acceptance by the Indenture Trustee of a bid to purchase such Trust Student Loans. The
                            Seller and its affiliates, including Sallie Mae and the Servicer, and unrelated third parties may offer bids to purchase such Trust Student Loans on the Trust Auction Date. If at least two bids are re-ceived, the Indenture Trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of such Trust Student Loans as of the end of the Collection Period immediately preceding the Trust
                            Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of the Trust Student Loans, the Inden-ture Trustee will not consummate such sale. The In-denture Trustee may consult, and, at the direction of the Seller, will be required to consult, with a financial advisor, including an Underwriter of the Securities or the Administrator, to determine if the fair market value of the Trust Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on the related
                            Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture
                            Trustee may, but will not be under any obligation to, solicit bids for sale of the Trust Student
                            Loans with respect to future Distribution Dates upon terms similar to those described above, in-cluding the Seller's waiver of its option to pur-chase remaining Trust Student Loans with respect to each such future Distribution Date. In the event the Trust Student Loans are not sold in accordance with the foregoing, on each subsequent Distribution
                            Date, if the amount on deposit in the Reserve Ac-count on such Distribution Date (after giving ef-fect to all withdrawals therefrom on such Distribu-tion Date, except withdrawals payable to the Seller other than as a Certificateholder) is in excess of the Specified Reserve Account Balance for such Dis-tribution Date, the Administrator will direct the Indenture Trustee to distribute the amount of such excess as accelerated payments of principal on the Notes and distributions in respect of the Certifi-cate Balance. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Trust
                            Student Loans either on the Trust Auction Date or with respect to any Distribution Date subsequent thereto. "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the out-standing principal amount of each class of Notes then outstanding on such Distribution Date to zero,
                            (ii) pay to Noteholders the Noteholders' Interest
                            Distribution Amount payable on such Distribution
                            Date, (iii) reduce the Certificate Balance to zero and (iv) pay to the Certificateholders the Certifi-cate Return Distribution Amount payable on such Distribution Date. See "Formation of the Trusts--
                            Termination" in the Prospectus.

Tax Considerations......    In the opinion of Shearman & Sterling, Federal Tax
                            Counsel, based on its examination of the relevant documentation, and in the opinion of Delaware tax counsel for the Trust, the Notes will be character-ized as debt for federal and Delaware state income tax purposes, although there is no specific author-ity with respect to the characterization for fed-eral and Delaware state income tax purposes of se-curities having the same terms as the Notes.

                            In the opinion of Federal Tax Counsel, for federal income tax purposes the Trust will not be charac-terized as an association (or publicly traded part-nership) taxable as a corporation. The Certificateholders will agree to treat the Trust as a partnership in which they are partners. In the opinion of Delaware tax counsel for the Trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes, and Noteholders and Certificateholders that are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of Notes or Certifi-cates. However, there are no cases or rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates.

                            Due to the method of allocation of Trust income to the Certificateholders, cash basis holders may, in effect, be required to report income from the Cer-tificates on an accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis, but Certificateholders may be pur-chasing Certificates at different times and at dif-ferent prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

                            See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for additional information concerning the applica-tion of federal tax laws with respect to the Notes and the Certificates.

ERISA Considerations....    The Notes
                            A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Re-tirement Income Security Act of 1974, as amended
                            ("ERISA"), or Section 4975 of the Internal Revenue
                            Code of 1986, as amended (the "Code") (each, a
                            "Plan") should carefully review with its legal ad-visors whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

                            Subject to the conditions set forth in "ERISA Con-siderations," the Notes may, in general, be pur-chased by or on behalf of a Plan (including without limitation, as applicable, an insurance company general account) that is subject to Title I of ERISA or Section 4975 of the Code only if, and each fiduciary causing the Notes to be purchased by or on behalf of such a Plan shall be deemed to have represented that, an exemption from the prohibited transaction rules applies such that the purchase and holding of the Notes by or on be-half of such Plan does not and will not result in a non-exempt prohibited transaction.

                            The Certificates

                            The Certificates may not be acquired by, on behalf of, or using the assets of any Plan (including without limitation, as applicable, an insurance company general account) that is subject to Title I of ERISA or Section 4975 of the Code, and each pur-chaser of Certificates shall be deemed to have rep-resented that it is neither such a Plan, purchasing the Certificates on behalf of such a Plan, nor us-ing the assets of such a Plan to purchase any of the Certificates, and to have agreed that if such Certificates are subsequently deemed to be Plan as-sets, it will dispose of them.

Rating of the               It is a condition to the issuance and sale of the
Securities..............    Notes that they be rated in the highest investment
                            rating category by at least two nationally recog-nized rating agencies identified in the Indenture
                            (the "Rating Agencies"). It is a condition to the issuance and sale of the Certificates that they be rated in one of the three highest investment rating categories by the Rating Agencies. The ratings of the Notes do not address the likelihood of the pay-ment of any Note Interest Carryover and the ratings of the Certificates do not address the likelihood of the payment of any Certificate Return Carryover.
                            A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating
                            Agency.

Risk Factors............    Certain factors which investors should consider
                            prior to making an investment in the Certificates are set forth herein and in the Prospectus under "Risk Factors." See "Risk Factors" in the Prospec-tus and herein.

CUSIP Numbers...........    Class A-1 Notes: 78442

                            Class A-2 Notes: 78442

                            Certificates: 78442

                                 RISK FACTORS

  The payment of, and the timing of the payment of, distributions on the Notes and the Certificates are subject to certain risks. Particular attention should be given to the factors described below and to those described under "Risk Factors" in the Prospectus, which, among others, could materially and adversely affect the payment of, and the timing of the payment of, the Notes and the Certificates, and which could also materially and adversely affect the market prices of the Notes and the Certificates to an extent that cannot be determined. The items listed below and under "Risk Factors" in the Prospectus do not include all risks to which such payment is subject.

  Certain Differences Among the Class A-1 Notes, the Class A-2 Notes and the Certificates. Because the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Notes have been paid in full and the Certificateholders will receive no distributions in respect of the Certificate Balance until the Class A-1 Notes and the Class A-2 Notes have been paid in full, Certificateholders, and to a lesser extent the Class A-2 Noteholders, bear a greater risk of loss of Certificate Balance or principal, as the case may be, than do Class A-1 Noteholders in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account.

                            FORMATION OF THE TRUST

THE TRUST

  The SLM Student Loan Trust 1998- will be a trust newly formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Trust Student Loans and the other assets of the Trust and the proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

  The Trust will be initially capitalized with equity of $   , excluding
amounts deposited in the Reserve Account by the Trust on the Closing Date, representing the Certificate Balance. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to make the Reserve Account Initial Deposit in the Reserve Account and to purchase on behalf of the Trust the Trust Student Loans from the Seller pursuant to the Sale Agreement. The Seller will use the net proceeds it receives from the sale of the Trust Student Loans to pay to Sallie Mae the purchase price of the Trust Student Loans acquired from Sallie Mae pursuant to the Purchase Agreement. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after the Cutoff Date and (c) all moneys and investments on deposit in the Collection Account and the Reserve Account. The Notes will be secured by the property of the Trust. The Collection Account and the Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the promissory notes representing the Trust Student Loans by the Eligible Lender Trustee.

  The Trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee, at the address listed herein.

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Securities offered hereby had taken place on such date:

   Floating Rate Class A-1 Student Loan-Backed Notes...................... $
   Floating Rate Class A-2 Student Loan-Backed Notes......................
   Floating Rate Student Loan-Backed Certificates.........................
                                                                           ----
     Total................................................................ $
                                                                           ====

ELIGIBLE LENDER TRUSTEE

  Chase Manhattan Bank USA, National Association, is the Eligible Lender Trustee for the Trust under the Trust Agreement. Chase Manhattan Bank USA, National Association, is a Delaware banking corporation whose principal offices are located at 802 Delaware Avenue, Wilmington, Delaware 19801. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Trust Student Loans acquired from time to time pursuant to the Sale Agreement. The Eligible Lender Trustee on behalf of the Trust has entered into a separate Guarantee Agreement with each of the Guarantee Agencies described herein with respect to such Trust Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and the holder of the Trust Student Loans for all purposes under the Act and the Guarantee Agreements. Failure of the Trust Student Loans to be owned by an eligible lender would result in the loss of Program Payments with respect to such Trust Student Loans. See "Appendix A-- The Federal Family Education Loan Program--Eligible Lenders, Borrowers and Institutions' in the Prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale Agreement. See "Description of the Securities" herein and "Transfer and Servicing Agreements" in the Prospectus. Sallie Mae maintains certain banking relations with the Eligible Lender Trustee.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

  The Trust's primary sources of capital will be the net proceeds of the Securities offered hereby. See "Formation of the Trust--Capitalization of the Trust."

  The Trust's primary sources of liquidity will be collections with respect to the Trust Student Loans and amounts on deposit in the Reserve Account.

RESULTS OF OPERATIONS

  The Trust will be newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. Because the Trust does not have any operating history, there has not been included in this Prospectus Supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the Trust Student Loans and other assets owned by the Trust and the interest costs of the Notes will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay operating costs and expenses of the Trust, interest and principal on the Notes and distributions to the holders of the Certificates. The principal operating expenses of the Trust are expected to be, but are not limited to, the Primary Servicing Fee, the Administration Fee and the Carryover Servicing Fee, if any.

                                USE OF PROCEEDS

  The Trust will use the net proceeds from the sale of the Notes and the Certificates to make the Reserve Account Initial Deposit to the Reserve
Account, to make an initial deposit of $    to the Collection Account and to
purchase the Trust Student Loans from the Seller on the Closing Date pursuant to the Sale Agreement. The Seller will use such proceeds paid to it by the Trust to pay to Sallie Mae the purchase price for the Trust Student Loans purchased by the Seller from Sallie Mae pursuant to the Purchase Agreement.

                          THE TRUST STUDENT LOAN POOL

  The pool of Trust Student Loans will be purchased from the Seller by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date.

  The Trust Student Loans were purchased by the Seller from Sallie Mae pursuant to the Purchase Agreement.

  The Trust Student Loans were selected from Sallie Mae's portfolio of Student Loans by employing several criteria, including, as of the Cutoff Date, the following: each Trust Student Loan (i) is guaranteed as to principal and interest by a Guarantee Agency pursuant to a Guarantee Agreement and the Guarantee Agency is, in turn, reinsured by the Department in accordance with the FFELP, (ii) contains terms in accordance with those required by the FFELP, the Guarantee Agreements and other applicable requirements, (iii) is not more
than     days past due as of the Cutoff Date and (iv) did not have a borrower who was noted in the related records of the Servicer as being currently involved in a bankruptcy proceeding. No Trust Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's or Sallie Mae's prior obligation to sell such loan to a third party.

  The distribution by weighted average interest rate applicable to the Trust Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Trust Student Loans. Moreover, the information described below with respect to the remaining term to maturity of the Trust Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Trust Student Loans as a result of prepayments or of the granting of deferral and forbearance periods with respect thereto.

  Set forth below in the following tables is a description of certain additional characteristics of the Trust Student Loans as of the Cutoff Date:

                    COMPOSITION OF THE TRUST STUDENT LOANS
                             AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance(1)........................... $
Number of Borrowers..................................................
Average Outstanding Principal Balance Per Borrower................... $
Number of Loans......................................................
Average Outstanding Principal Balance Per Loan....................... $
Weighted Average Remaining Term to Maturity(2).......................    months
Weighted Average Annual Borrower Interest Rate(3)....................          %

--------
(1) Includes principal balance due from Obligors, plus accrued interest
    thereon of $    as of the Cutoff Date to be capitalized upon commencement
    of repayment.
(2) Determined from the Cutoff Date to the stated maturity date of the applicable Trust Student Loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.
(3) Exclusive of Special Allowance Payments. The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week T-Bill rate, as applicable, was % as of the Cutoff Date and would have been % if all of the Trust Student Loans were in repayment as of the Cutoff Date.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
                                               NUMBER OF  PRINCIPAL   PRINCIPAL
LOAN TYPE                                        LOANS   BALANCE(1)    BALANCE
---------                                      --------- ----------- -----------
Subsidized Stafford Loans.....................               $               %
Unsubsidized Stafford Loans...................
SLS Loans.....................................
PLUS Loans....................................
                                                  ---        ---        -----
  Total.......................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Includes principal balance due from Obligors, plus accrued interest thereon
    of $    as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
                                               NUMBER OF  PRINCIPAL   PRINCIPAL
INTEREST RATES(1)                                LOANS   BALANCE(2)    BALANCE
-----------------                              --------- ----------- -----------
Less than 7.50%...............................               $               %
7.50% to 8.49%................................
8.50% to 9.49%................................
Greater than 9.49%............................
                                                  ---        ---        -----
  Total.......................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Determined using the interest rates applicable to the Trust Student Loans as of the Cutoff Date. However, because certain of the Trust Student Loans bear interest at variable rates per annum, there can be no assurance that the foregoing information will remain applicable to the Trust Student Loans at any time after the Cutoff Date. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.
(2) Includes principal balance due from Obligors, plus accrued interest thereon
    of $    as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
             BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
RANGE OF OUTSTANDING                           NUMBER OF  PRINCIPAL   PRINCIPAL
PRINCIPAL BALANCE                              BORROWERS BALANCE(1)    BALANCE
--------------------                           --------- ----------- -----------
Less than $1,000..............................               $               %
$ 1,000 to $ 1,999.99.........................
$ 2,000 to $ 2,999.99.........................
$ 3,000 to $ 3,999.99.........................
$ 4,000 to $ 4,999.99.........................
$ 5,000 to $ 5,999.99.........................
$ 6,000 to $ 6,999.99.........................
$ 7,000 to $ 7,999.99.........................
$ 8,000 to $ 8,999.99.........................
$ 9,000 to $ 9,999.99.........................
$10,000 to $10,999.99.........................
$11,000 to $11,999.99.........................
$12,000 to $12,999.99.........................
$13,000 to $13,999.99.........................
$14,000 to $14,999.99.........................
$15,000 and greater...........................
                                                  ---        ---        -----
  Total.......................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Includes principal balance due from Obligors, plus accrued interest thereon
    of $    as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                                 BY SCHOOL TYPE

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
                                               NUMBER OF  PRINCIPAL   PRINCIPAL
SCHOOL TYPE                                      LOANS   BALANCE(1)    BALANCE
-----------                                    --------- ----------- -----------
4-year Institutions...........................               $               %
2-year Institutions...........................
Proprietary/Vocational........................
Unknown.......................................
                                                  ---        ---        -----
  Total.......................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Includes principal balance due from Obligors, plus accrued interest thereon
    of $    as of the Cutoff Date to be capitalized upon commencement of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
         BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                    PERCENT OF
                                                         AGGREGATE    POOL BY
    NUMBER OF MONTHS                                    OUTSTANDING OUTSTANDING
 REMAINING TO SCHEDULED                       NUMBER OF  PRINCIPAL   PRINCIPAL
       MATURITY(1)                              LOANS   BALANCE(2)    BALANCE
 ----------------------                       --------- ----------- -----------
0 to 12......................................               $               %
13 to 24.....................................
25 to 36.....................................
37 to 48.....................................
49 to 60.....................................
61 to 72.....................................
73 to 84.....................................
85 to 96.....................................
97 to 108....................................
109 to 120...................................
121 to 132...................................
133 to 144...................................
145 and Up...................................
                                                 ---        ---        -----
  Total......................................               $          100.0%
                                                 ===        ===        =====

--------
(1) Determined from the Cutoff Date to the stated maturity date of the applicable Trust Student Loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.
(2) Includes principal balance due from Obligors, plus accrued interest
    thereon of $    as of the Cutoff Date to be capitalized upon commencement
    of repayment.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
           BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
                                               NUMBER OF  PRINCIPAL   PRINCIPAL
CURRENT BORROWER PAYMENT STATUS(1)               LOANS   BALANCE(2)    BALANCE
----------------------------------             --------- ----------- -----------
In-School.....................................               $               %
Grace.........................................
Deferral......................................
Forbearance...................................
Repayment(3)
  First year in repayment.....................
  Second year in repayment....................
  Third year in repayment.....................
                                                  ---        ---        -----
    Total.....................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Refers to the status of the borrower of each Trust Student Loan as of the Cutoff Date: such borrower may still be attending school ("In-School"), may be in a grace period after completing school and prior to repayment commencing ("Grace"), may be currently required to repay such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.
(2) Includes principal balance due from Obligors, plus accrued interest
    thereon of $    as of the Cutoff Date to be capitalized upon commencement
    of repayment.
(3) The weighted average number of months in repayment for all Trust Student
    Loans currently in repayment is   , calculated as the term to maturity at
    the commencement of repayment less the number of months remaining to scheduled maturity as of the Cutoff Date.

    SCHEDULED WEIGHTED AVERAGE MONTHS IN STATUS OF THE TRUST STUDENT LOANS
          BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE(1)

                                           SCHEDULED MONTHS IN STATUS
                                 ----------------------------------------------
CURRENT BORROWER PAYMENT STATUS  IN-SCHOOL GRACE DEFERRAL FORBEARANCE REPAYMENT
-------------------------------  --------- ----- -------- ----------- ---------
In-School.......................
Grace...........................
Deferral........................
Forbearance.....................
Repayment.......................

--------
(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the Prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.

                         GEOGRAPHIC DISTRIBUTION OF THE
                   TRUST STUDENT LOANS AS OF THE CUTOFF DATE

                                                                PERCENT OF
                                                     AGGREGATE    POOL BY
                                                    OUTSTANDING OUTSTANDING
                                          NUMBER OF  PRINCIPAL   PRINCIPAL
STATE(1)                                    LOANS   BALANCE(2)    BALANCE
--------                                  --------- ----------- -----------
Alabama..................................               $             %
Alaska...................................
Arizona..................................
Arkansas.................................
California...............................
Colorado.................................
Connecticut..............................
Delaware.................................
District of Columbia.....................
Florida..................................
Georgia..................................
Hawaii...................................
Idaho....................................
Illinois.................................
Indiana..................................
Iowa.....................................
Kansas...................................
Kentucky.................................
Louisiana................................
Maine....................................
Maryland.................................
Massachusetts............................
Michigan.................................
Minnesota................................
Mississippi..............................
Missouri.................................
Montana..................................
Nebraska.................................
Nevada...................................
New Hampshire............................
New Jersey...............................
New Mexico...............................
New York.................................
North Carolina...........................
North Dakota.............................
Ohio.....................................
Oklahoma.................................
Oregon...................................
Pennsylvania.............................
Rhode Island.............................
South Carolina...........................
South Dakota.............................
Tennessee................................
Texas....................................
Utah.....................................

                                                                PERCENT OF
                                                     AGGREGATE    POOL BY
                                                    OUTSTANDING OUTSTANDING
                                          NUMBER OF  PRINCIPAL   PRINCIPAL
STATE(1)                                    LOANS   BALANCE(2)    BALANCE
--------                                  --------- ----------- -----------
Vermont..................................               $               %
Virginia.................................
Washington...............................
West Virginia............................
Wisconsin................................
Wyoming..................................
Other....................................
                                             ---        ---        -----
  Total..................................               $          100.0%
                                             ===        ===        =====

--------
(1) Based on the billing addresses of the borrowers of the Trust Student Loans shown on the Servicer's records as of the Cutoff Date.
(2) Includes principal balance due from Obligors, plus accrued interest
    thereon of $    as of the Cutoff Date to be capitalized upon commencement
    of repayment.

  Each of the Trust Student Loans provides or will provide for the amortization of the outstanding principal balance of such Trust Student Loan over a series of regular payments. Except as set forth below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Trust Student Loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Trust Student Loan.

  Sallie Mae makes available to certain borrowers with Student Loans held by it certain payment terms which may result in the lengthening of the remaining term of the Student Loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loans. Certain Student Loans provide for interest payments only to be made for a designated portion of the term of the loans, with amortization of the principal of such loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a "graduated phase in" of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, pursuant to which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under Trust Student Loans will continue to be eligible for such graduated payment and income-sensitive repayment plans. See "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the Prospectus.

  The following table sets forth certain information with respect to Trust Student Loans subject to the repayment terms described in the preceding paragraphs.

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
                                               NUMBER OF  PRINCIPAL   PRINCIPAL
LOAN REPAYMENT TERMS                             LOANS   BALANCE(1)    BALANCE
--------------------                           --------- ----------- -----------
Interest Only Period Loans....................               $               %
Standard Terms(2).............................
                                                  ---        ---        -----
  Total.......................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Includes principal balance due from Obligors, plus accrued interest
    thereon of $    as of the Cutoff Date to be capitalized upon commencement
    of repayment.
(2) Consists primarily of level payment loans. Standard Terms also includes, but is not limited to, graduated payment loans and income-sensitive repayment loans with an outstanding principal balance representing less than % of the aggregate outstanding principal balance of the pool.

  The Servicer at the request of Sallie Mae and on behalf of the Trust may in the future offer repayment terms similar to those described above to borrowers of loans in the Trust which are not entitled to such repayment terms as of the Cutoff Date. To the extent that such repayment terms are offered to and accepted by borrowers, the weighted average life of the Notes could be lengthened. See "Trading Information--Weighted Average Life of the Securities" in the Prospectus.

  The following table sets forth information with respect to Trust Student Loans regarding date of disbursement.

                           DISTRIBUTION OF THE TRUST
                     STUDENT LOANS BY DATE OF DISBURSEMENT

                                                                     PERCENT OF
                                                          AGGREGATE    POOL BY
                                                         OUTSTANDING OUTSTANDING
                                               NUMBER OF  PRINCIPAL   PRINCIPAL
DISBURSEMENT DATE(1)                             LOANS   BALANCE(2)    BALANCE
--------------------                           --------- ----------- -----------
Pre-October 1, 1993...........................               $              %
October 1, 1993 and thereafter................
                                                  ---        ---        -----
  Total.......................................               $          100.0%
                                                  ===        ===        =====

--------
(1) Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Student Loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. See "Appendix A--The Federal Family Education Loan Program--Guarantee Agencies" and "--Federal Insurance and Reinsurance of Guarantee Agencies" in the Prospectus.
(2) Includes principal balance due from Obligors, plus accrued interest
    thereon of $    as of the Cutoff Date to be capitalized upon commencement
    of repayment.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

  General. Each Trust Student Loan is required to be guaranteed as to principal and interest by one of the Guarantee Agencies described below and reinsured by the Department under the Act and must be eligible for Special Allowance Payments and, with respect to certain Trust Student Loans, Interest Subsidy Payments paid by the Department.

  Guarantee Agencies for the Trust Student Loans. The Eligible Lender Trustee has entered into a separate Guarantee Agreement with each of the Guarantee Agencies listed below (each, a "Guarantor") pursuant to which each of the Guarantors has agreed to serve as guarantor for certain of the Trust Student Loans.

  Pursuant to the Higher Education Amendments of 1992 (the "1992 Amendments"), under Section 432(o) of the Act, if the Department has determined that a Guarantee Agency is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those of the Guarantee Agency. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantee Agency or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Appendix A--The Federal Family Education Loan Program--Guarantee Agencies" and "--Federal Insurance and Reinsurance of Guarantee Agencies" in the Prospectus.

  The following table provides information with respect to the portion of the Trust Student Loans guaranteed by each Guarantor:

                   DISTRIBUTION OF THE TRUST STUDENT LOANS BY
                     GUARANTY AGENCY AS OF THE CUTOFF DATE

                                                        AGGREGATE   PERCENT OF
                                                       OUTSTANDING    POOL BY
                                                        PRINCIPAL   OUTSTANDING
                                           NUMBER OF   BALANCE OF    PRINCIPAL
                                             LOANS        LOANS       BALANCE
NAME OF GUARANTY AGENCY*                   GUARANTEED GUARANTEED(1) GUARANTEED
------------------------                   ---------- ------------- -----------
American Student Assistance Guarantor....                  $               %
California Student Aid Commission........
Connecticut Student Aid Commission.......
Educational Credit Management
 Corporation.............................
Florida Department of Education Office of
 Student Financial Assistance............
Great Lakes Higher Education
 Corporation.............................
Iowa College Student Aid Commission......
Illinois Student Assistance Commission...
Kentucky Higher Education Assistance
 Authority...............................
Louisiana Student Financial Assistance
 Commission..............................
Michigan Higher Education Assistance
 Authority...............................
Missouri Coordinating Board for Higher
 Education...............................
New Jersey Higher Education Assistance
 Authority...............................
N.Y. State Higher Education Services
 Corporation.............................
Northstar Guarantee Inc. ................
Northwest Education Loan Association.....
Oklahoma State Regents for Higher
 Education...............................
Oregon State Scholarship Commission......
Pennsylvania Higher Education Assistance
 Authority...............................
Student Loan Guarantee Foundation of
 Arkansas, Inc. .........................
Tennessee Student Assistance
 Corporation.............................
Texas Guaranteed Student Loan
 Corporation.............................
United Student Aid Funds, Inc. ..........
                                              ---          ---         -----
  Total..................................                  $           100.0%
                                              ===          ===         =====

--------
(1) Includes principal balance due from Obligors, plus accrued interest thereon
    of $    as of the Cutoff Date to be capitalized upon commencement of repayment.
 * For illustrative purposes only; the actual Guarantee Agencies are likely to vary from offering to offering.

  Set forth below is certain historical information with respect to each of the Guarantors which guarantees Trust Student Loans comprising greater than 5% of the Initial Pool Balance (the "Significant Guarantors"). The information shown for each Significant Guarantor relates to all Student Loans (including but not limited to Trust Student Loans) guaranteed by such Significant
Guarantor:

  Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured Student Loans (excluding Consolidation Loans) that first became guaranteed by each Significant Guarantor and by all Guarantee Agencies (including but not limited to those guaranteeing Trust Student Loans) in each of the five federal fiscal years shown for which information is available:*

                                                         LOANS GUARANTEED
                          -------------------------------------------------------------------------------
                                                        FEDERAL FISCAL YEAR
                          -------------------------------------------------------------------------------
NAME OF GUARANTY AGENCY        1992            1993            1994            1995            1996
-----------------------   --------------- --------------- --------------- --------------- ---------------
N.Y. State Higher
 Education Services
 Corporation............  $ 1,109,078,428 $ 1,308,793,197 $ 1,667,124,351 $ 1,553,679,083 $ 1,404,308,282
Northwest Education Loan
 Association............      202,410,354     273,691,424     396,544,335     374,565,487     365,275,306
Pennsylvania Higher
 Education Assistance
 Agency.................    1,295,464,163   1,522,986,083   1,747,274,089   1,808,716,433   1,777,342,269
Texas Guaranteed Student
 Loan Corporation.......      699,709,223     813,919,938   1,067,232,396   1,155,766,611   1,270,649,512
United Student Aid
 Funds, Inc.............    2,864,322,503   3,493,936,722   4,724,841,523   5,040,721,324   5,293,074,800
All Guarantee Agencies..   14,749,165,049  17,863,099,282  23,101,135,064  21,055,193,594  19,727,950,145

--------
 * The information set forth in the table above has been obtained from the Department's FY 1993 Loan Programs Data Book ("DOE Data Book") (with respect to fiscal years 1992 and 1993) and from the Department's quarterly Loan Volume Updates (with respect to fiscal years 1994, 1995 and 1996), and has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.

    Reserve Ratio. Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to such Significant Guarantor from other guarantors.

  The following table sets forth the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:*

                                         RESERVE RATIO AS OF CLOSE OF
                                         -------------------------------------
                                              FEDERAL FISCAL YEAR
                                         -------------------------------------
   GUARANTORS                            1992    1993    1994    1995    1996
   ----------                            -----   -----   -----   -----   -----
   N.Y. State Higher Education Services
    Corporation........................    0.8%    0.7%    1.0%    1.1%    1.3%
   Northwest Education Loan
    Association........................    1.4     1.8     1.5     1.5     1.8
   Pennsylvania Higher Education
    Assistance Agency..................    2.1     1.3     1.4     1.5      **
   Texas Guaranteed Student Loan
    Corporation........................    1.0     1.1     0.9     1.4     1.4
   United Student Aid Funds, Inc. .....    1.0     1.3     1.2     1.5     1.5
   All Guarantee Agencies..............    1.5     1.7     1.4     1.6      **

  --------
   * The information set forth in the table above with respect to the Significant Guarantors and the national average has been obtained from the DOE Data Book (with respect to fiscal years 1992 and 1993), from the Department's FY94-96 Federal Student Loan Programs Data Book (with respect to fiscal years 1994 and 1995) and from the Significant Guarantors (with respect to fiscal year 1996).
    The information set forth in the table above has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.
  ** Not available.

  Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the guarantor by the aggregate amount of default claims paid by the guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each of the Significant Guarantors for the five federal fiscal years shown:*

                                                      RECOVERY RATE
                                                 ----------------------------
                                                   FEDERAL FISCAL YEAR
                                                 ----------------------------
   GUARANTORS                                    1992  1993  1994  1995  1996
   ----------                                    ----  ----  ----  ----  ----
   N.Y. State Higher Education Services
    Corporation................................. 36.3% 34.2% 41.9% 43.9% 46.2%
   Northwest Education Loan Association......... 38.7  40.9  44.4  48.7  46.8
   Pennsylvania Higher Education Assistance
    Agency...................................... 46.5  49.5  52.9  53.3  55.0
   Texas Guaranteed Student Loan Corporation.... 11.2  14.4  17.8  34.3  22.7
   United Student Aid Funds, Inc. .............. 24.1  26.6  30.3  35.3  39.2

  --------
   * The information set forth in the table above has been obtained from the Significant Guarantors and has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.

  Claims Rate. The following table sets forth the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:*

                                                          CLAIMS RATE
                                                    --------------------------
                                                      FEDERAL FISCAL YEAR
                                                    --------------------------
   GUARANTORS                                       1992  1993 1994 1995  1996
   ----------                                       ----  ---- ---- ----  ----
   N.Y. State Higher Education Services Corpora-
    tion........................................... 3.7 % 2.9% 2.8% 3.2 % 2.9%
   Northwest Education Loan Association............ 3.4   4.3  4.2  4.2    **
   Pennsylvania Higher Education Assistance Agen-
    cy............................................. 2.8   2.3  2.2  2.0   1.6
   Texas Guaranteed Student Loan Corporation....... 8.4   4.99 5.2  4.97   **
   United Student Aid Funds, Inc. ................. 4.99  6.89 4.99 4.7   4.7

  --------
   * The information set forth in the table above has been obtained from the Significant Guarantors and has not been audited or independently verified for accuracy or completeness by the Seller, Sallie Mae or the Underwriters.
  ** Not available.

  Unless otherwise indicated, all the above information relating to the Significant Guarantors has been obtained from the Significant Guarantors, is not guaranteed as to accuracy or completeness by the Seller, Sallie Mae or the Underwriters and is not to be construed as a representation by the Seller, Sallie Mae or the Underwriters.

  Each of the Guarantee Agency's guarantee obligations with respect to any Trust Student Loan is conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Trust Student Loan being performed in accordance with the FFELP, the Act, such Guarantee Agency's rules and other applicable requirements, (ii) the timely payment to the Guarantee Agency of the guarantee fee payable with respect to such Trust Student Loan, (iii) the timely submission to the Guarantee Agency of all required pre-claim delinquency status notifications and of the claim with respect to such Trust Student Loan. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantee Agency to honor its Guarantee Agreements with respect to such Trust Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto.

  Prospective investors should consult the DOE Data Books for further information concerning the Guarantors.

CURE PERIOD FOR TRUST STUDENT LOANS

  Sallie Mae, the Seller or the Servicer, as the case may be, will be obligated to repurchase (or purchase in the case of the Servicer), or to substitute Qualified Substitute Student Loans for, any Trust Student Loan in the event of a material breach by such party of certain representations, warranties or covenants with respect to such Trust Student Loan, following a period during which such breach may be cured. For purposes of Trust Student Loans such cure period will be 120 days, except that in the case of certain representations, warranties or covenants, the breach of which may be cured by the reinstatement of the Guarantor's guarantee of such Trust Student Loan, such cure period will be 360 days, in each case following the earlier of the date on which such breach is discovered and the date of the Servicer's receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan. Such repurchase (or purchase in the case of the Servicer) or substitution will be made not later than the end of such 120 day period or not later than the 60th day following the end of such 360 day cure period, as applicable. Notwithstanding the foregoing, if as of the last Business Day of any month the aggregate principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor as a result of a breach by the Seller or the Servicer or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach exceeds 1% of the Pool Balance, the Servicer and/or the Seller, as applicable, will be required to purchase, within 30 days of a written request by the Eligible Lender Trustee or the Indenture Trustee, affected Trust Student Loans in an aggregate principal amount such that after such purchases the aggregate principal amount of affected Trust Student Loans is less than 1% of the Pool Balance. The Trust Student Loans to be purchased by the Servicer and/or the Seller pursuant to the preceding sentence will be based on the date of claim rejection, with the Trust Student Loans with the earliest such dates to be purchased first. See "Servicing; Administration--Servicer Covenants," "Transfer and Servicing Agreements--Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "Transfer and Servicing Agreements--Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" in the Prospectus.

CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS AND GUARANTOR CLAIMS WITH OTHER TRUSTS

  Due to a Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee will be allowed under the Trust Agreement to permit trusts, other than the Trust, established by the Seller to securitize Student Loans to use the Department lender identification number applicable to the Trust. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for such payments for Student Loans in other trusts using the same lender identification number and payments on such billings would be made by the Department in lump sum form. Such lump sum payments would then be allocated among the various trusts using the same lender identification number.

  In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments from Guarantee Agencies in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

  The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Guarantee Agencies resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Guarantee Agency were to determine that the Eligible Lender Trustee owes a liability to the Department or such Guarantee Agency on any Student Loan included in a trust using the shared lender identification number, the Department or such Guarantee Agency would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

  In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter equalling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

  The Trust Agreement for the Trust and the trust agreements for the other trusts established by the Seller which share the lender identification number to be used by the Trust will require any such trust (including the Trust) to indemnify the other such trusts against a shortfall or an offset by the Department or a Guarantee Agency arising from the Student Loans held by the Eligible Lender Trustee on such trust's behalf.

                         DESCRIPTION OF THE SECURITIES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture and the Certificates will be issued pursuant to the terms of the Trust Agreement, in each case substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary describes certain terms of the Notes, the Certificates, the Indenture and the Trust Agreement. Other terms of the Notes and the Certificates are set forth in the Prospectus. See "Description of the Notes," "Description of the Certificates" and "Certain Information Regarding the Securities" in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

THE NOTES

  Distributions of Interest. Interest will accrue on the principal balance of the Class A-1 Notes and the Class A-2 Notes at a rate per annum (calculated as provided below) equal to the Class A-1 Rate and the Class A-2 Rate, respectively. Interest will accrue during each Accrual Period and will be payable to the Noteholders quarterly on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable rate per annum specified above. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account remaining after the distribution of the Primary Servicing Fee and the Administration Fee for such Distribution Date. See "--Distributions" and "-- Credit Enhancement." If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Class A-1 Noteholders and the Class A-2 Noteholders (based upon the total amount of interest then due on each class of Notes).

  The "Class A-1 Rate" for each Accrual Period will be equal to the lesser of
(a) the daily weighted average of the T-Bill Rates within such Accrual Period
(determined as set forth under "--Determination of T-Bill Rate") plus   % and
(b) the Student Loan Rate for such Accrual Period. The "Class A-2 Rate" for each Accrual Period will be equal to the lesser of (a) the daily weighted average of the T-Bill Rates within such Accrual Period (determined as set forth under "--Determination of T-Bill Rate") plus % and (b) the Student Loan Rate for such Accrual Period. The weighted average calculations described above will be based on the actual number of days in such Accrual Period.

  The Class A-1 Rate and the Class A-2 Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that (i) the Note Rates in effect from the first day of each Accrual Period, including the initial Accrual Period, through the day of the first 91-day Treasury Bill auction on or after the first day of each Accrual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and
(ii) the Note Rates will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "--Determination of T-Bill Rates."

  The "Student Loan Rate" for any Accrual Period will be equal to the product of (a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Accrual Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Primary Servicing Fee and the Administration Fee and any prior unpaid Administration Fees with respect to such Collection Period and (ii) the denominator of which is the Pool Balance as of the first day of such Collection Period.

  "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, with respect to the Trust Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted by the Eligible

Lender Trustee for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department, with respect to the Trust Student Loans, to the extent not included in (i) above, and
(iii) investment earnings on amounts held in the Reserve Account and the Collection Account for such Collection Period and interest on amounts to be remitted by the Administrator to the Collection Account with respect to such Collection Period prior to the related Distribution Date.

  Any Note Interest Carryover that may exist on any Distribution Date will be payable to the Noteholders on that Distribution Date and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Primary Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and the aggregate Carryover Servicing Fee, if any; provided that (except on the final Distribution Date upon termination of the Trust) no amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will be available to pay any such Note Interest Carryover.

  Distributions of Principal. Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the Primary Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribution Amount. See "--Distributions", "--Credit Enhancement" and "--The Certificates-- Subordination of the Certificates." If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Distribution Dates. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the Notes except at maturity or on the final Distribution Date upon termination of the Trust.

  Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and thereafter to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero; provided that following the occurrence of an Event of Default and the exercise by the Indenture Trustee of remedies under the Indenture, principal payments on the Notes will be made pro rata, without preference or priority. The aggregate outstanding principal amount of the Class A-1 Notes will be due and payable in full on the Class A-1 Maturity Date and the Class A-2 Notes will be due and payable in full on the Class A-2 Maturity Date. The actual date on which the aggregate outstanding principal and accrued interest of the Class A-1 Notes or the Class A-2 Notes are paid may be earlier than the respective maturity dates, based on a variety of factors, including those described in the Prospectus under "Risk Factors--Maturity and Prepayment Assumptions" and "Trading Information--Weighted Average Life of the Securities" in the Prospectus.

THE CERTIFICATES

  Return on Certificates. Certificateholders will be entitled to distributions of return on the Certificate Balance at the Certificate Rate. Return on the Certificates will accrue during each Accrual Period, will be calculated as provided below and will be distributable quarterly on each Distribution Date. Return on the Certificates payable on any Distribution Date but not distributed on such Distribution Date will be payable on the next Distribution Date increased by an amount equal to return on such amount at the Certificate Rate. Distributions with respect to return on the Certificates for any Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account remaining after the distribution of the Primary Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount for such Distribution Date. See "-- Distributions", "--Credit Enhancement--Reserve Account" and "--The Certificates--Subordination of the Certificates."

  The "Certificate Rate" for each Accrual Period will be equal to the lesser of (a) the daily weighted average of the T-Bill Rates within such Accrual Period (determined as set forth under "--Determination of T-Bill Rate") plus
 % based on the actual number of days in such Accrual Period and (b) the Student Loan Rate for such Accrual Period. The Certificate Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that (i) the Certificate Rate in effect from the first day of each Accrual Period, including the initial Accrual Period, through the day of the first 91-day Treasury Bill auction on or after the first day of each Accrual Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the Certificate Rate will be subject to a Lock-In Period of six business days preceding each Distribution Date. See "--Determination of T-Bill Rates."

  Any Certificate Return Carryover that may exist on any Distribution Date will be payable to the Certificateholders on that Distribution Date and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the Primary Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the Certificateholders Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance, the Carryover Servicing Fee, if any, and any Note Interest Carryover; provided that (except on the final Distribution Date upon termination of the Trust) amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to pay any such Certificate Return Carryover.

  Distributions in Respect of Certificate Balance. Certificateholders will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Certificate Balance Distribution Amount for such Distribution Date. Distributions in respect of the Certificate Balance for such Distribution Date will generally be funded from the portion of Available Funds and amounts on deposit in the Reserve Account remaining after distribution of the Primary Servicing Fee, the Administration Fee and the Certificateholders' Return Distribution Amount for such Distribution Date. Amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make payments on the Certificate Balance except on the final Distribution Date upon termination of the Trust. See "--Distributions" and "-- Credit Enhancement--Reserve Account."

  Any remaining Certificate Balance will be distributed in full on the Final Distribution Date. The actual date on which the final distribution on the Certificates will be made may be earlier than the Final Distribution Date, however, based on a variety of factors, including those described above under "Risk Factors--Maturity and Prepayment Assumptions" and "Trading Information-- Weighted Average Life of the Securities" in the Prospectus.

  Subordination of the Certificates. On any Distribution Date distributions in respect of return on the Certificates will be subordinated to the payment of interest on the Notes and distributions in respect of the Certificate Balance will be subordinated to the payment of interest on the Notes (other than any Note Interest Carryover) and principal of the Notes. Consequently, on any Distribution Date, Available Funds and amounts on deposit in the Reserve Account remaining after payment of the Primary Servicing Fee and the Administration Fee will be applied to the payment of interest on the Notes prior to any distribution thereof in respect of return on the Certificates and no distributions in respect of the Certificate Balance will be made until the Distribution Date on or after which the Notes have been paid in full. Notwithstanding the foregoing, if on any Distribution Date following all distributions to be made on such Distribution Date the outstanding principal amount of the Notes would be in excess of the sum of the outstanding principal balance of the Trust Student Loans and any accrued but unpaid interest on the Trust Student Loans as of the last day of the related Collection Period plus the balance of the Reserve Account on such Distribution Date following such distributions, or if an Insolvency Event with respect to the Seller or an Event of Default under the Indenture has occurred and is continuing, amounts on deposit in the Collection Account and the Reserve Account will be applied on such Distribution Date to the payment of the Noteholders' Distribution Amount before any amounts are applied to the payment of the Certificateholders' Distribution Amount. In addition, on any Distribution Date, Available Funds remaining after payment of the Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount, the

Certificateholders' Distribution Amount, the amount, if any, necessary to be deposited into the Reserve Account to reinstate the balance therein to the Specified Reserve Account Balance and the aggregate Carryover Servicing Fee, if any, for such Distribution Date will be applied to the payment of the Note Interest Carryover prior to any distribution thereof to Certificateholders to cover the Certificate Return Carryover. Any portion of the Certificateholders' Return Distribution Amount not received on a Distribution Date in connection with such subordination will be treated as a Certificate Return Shortfall to be paid on succeeding Distribution Dates.

DETERMINATION OF T-BILL RATES

  "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

  "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.

  Accrued interest on either class of Notes from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

  The following table sets forth the accrued interest factors that would have been applicable to any Note bearing interest at the indicated rates, assuming a 365-day year:

                                                            ASSUMED
                                                            INTEREST    ACCRUED
                                                            RATE ON    INTEREST
                                                   DAYS       THE     RECEIVABLE
   SETTLEMENT DATE                              OUTSTANDING  NOTES      FACTOR
   ---------------                              ----------- --------  -----------
   1st.........................................       0     5.50000%  0.000000000
   2nd.........................................       1     5.50000   0.000150685
   3rd.........................................       2     5.50000   0.000301370
   4th.........................................       3     5.50000   0.000452055
   5th*........................................       4     5.65000   0.000602740
   6th.........................................       5     5.65000   0.000757534
   7th.........................................       6     5.65000   0.000912329
   8th.........................................       7     5.65000   0.001067123
   9th.........................................       8     5.65000   0.001221918
   10th........................................       9     5.65000   0.001376712

--------
* First interest rate adjustment (91-day Treasury bills are generally auctioned weekly).

  The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes. A similar factor calculated in the same manner is applicable to the return on the Certificates.

  Information concerning the current 91-day Treasury Bill Rate and the accrued interest factor will be available by telephoning the Administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any day on which the Reston, VA office of the Administrator is open for business and will also be available through Telerate Systems Incorporated or Bloomberg L.P.

ACCOUNTS

  The Administrator will establish and maintain in the name of the Indenture Trustee the Collection Account and the Reserve Account, on behalf of the Noteholders and the Certificateholders.

  Funds in the Collection Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by Sallie Mae, the Seller or their affiliates or trusts originated by the Seller or its affiliates. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date or the next Monthly Servicing Payment Date (to the extent of the Primary Servicing Fee).

SERVICING COMPENSATION(1)

  The Servicer will be entitled to receive the Servicing Fee in an amount equal to the Primary Servicing Fee and the Carryover Servicing Fee as compensation for performing the functions as servicer for the Trust described above. The Primary Servicing Fee will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such date. The Carryover Servicing Fee will be payable to the Servicer on each Distribution Date out of Available Funds after payment on such Distribution Date of the Primary Servicing Fee, the Administrative Fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance. The Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided under the Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

DISTRIBUTIONS

  Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Servicer and the Administrator will provide the Indenture Trustee with certain information with respect to the preceding Collection Period, including the amount of Available Funds received with respect to the Trust Student Loans and the aggregate Purchase Amount relating to the Trust Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

  Except as provided below, the Servicer will deposit all payments on Student Loans (from whatever source) and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it with respect to each Collection Period into the Collection Account within two business days of receipt thereof. However, for so long as (i) the senior unsecured obligations of the Administrator (or any affiliate of the Administrator which guarantees the obligations of the Administrator under the Administration Agreement) have been assigned a long-term rating of not less than "AA-" (or equivalent rating) or a short-term rating of not
--------
(1) For illustrative purposes only. As specified in the Prospectus Supplement, the Servicing Fee may be comprised of a specified percentage per annum of the Pool Balance, a unit amount based upon loan status and/or the number of accounts in the Trust as of the time set forth in the related Prospectus Supplement, a specified periodic fixed amount, a combination thereof or any other formulation, plus certain specified amounts payable to the Servicer for certain tasks performed by the Servicer in a Collection Period.

less than "A-1" (or equivalent rating) by each of the Rating Agencies or the remitting by the Servicer and the Eligible Lender Trustee of the amounts referred to above to the Administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the Securities by any of the Rating Agencies, and (ii) no Administrator Default has occurred and is continuing, the Servicer and the Eligible Lender Trustee will remit the amounts referred to above that would otherwise be deposited by it into the Collection Account to the Administrator within two business days of receipt thereof, and the Administrator will remit such amounts to the Collection Account on or before the business day preceding each Monthly Servicing Payment Date (to the extent of the Primary Servicing Fee payable on such date) and on or before the business day preceding each Distribution Date (to the extent of the remainder of such amounts), together with interest accrued through the last day of the related Collection Period on amounts held by the Administrator at the federal funds rate for each day during such period less %. See "Servicing; Administration--Payments on Student Loans" in the Prospectus.

  For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof):
(i) all collections received by the Servicer on the Trust Student Loans (including any Guarantee Payments received with respect to the Trust Student Loans but net of (x) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements and (y) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Trust Student Loan), with respect to the Trust Student Loans for such Collection Period); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Servicer or the Eligible Lender Trustee during such Collection Period with respect to the Trust Student Loans; (iii) all proceeds of the liquidation of defaulted Trust Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or during such Collection Period; (iv) the aggregate Purchase Amounts received during such Collection Period for those Trust Student Loans repurchased by the Seller or purchased by the Servicer ("Purchased Student Loans"); (v) the aggregate amounts, if any, received from the Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Trust Student Loans pursuant to the Sale Agreement or the Servicing Agreement, respectively; (vi) amounts received by the Trust pursuant to the Servicing Agreement during such Collection Period in respect of yield or principal adjustments; and (vii) Investment Earnings for such Distribution Date and any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date as described in the preceding paragraph; provided that if with respect to any Distribution Date there would not be sufficient funds, after application of Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (i) through (vii) under "--Distributions-- Distributions from Collection Account," then Available Funds for such Distribution Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account (or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account) on the Determination Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay such items, and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

  Distributions from Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Servicer the Primary Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account. On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, except as otherwise provided under "Description of the Securities--The Certificates--Subordination of the Certificates" and "--The Notes--Distributions of Principal", to the extent of the Available Funds with respect to such Distribution Date:

    (i) to the Servicer, the Primary Servicing Fee due on such Distribution
  Date;

    (ii) to the Administrator, the Administration Fee due on such Distribution Date and all prior unpaid Administration Fees;

    (iii) to the Noteholders, the Noteholders' Interest Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Notes in respect of Noteholders' Interest Distribution Amount;

    (iv) to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificateholders' Return Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificateholders' Return Distribution Amount;

    (v) to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-1 Notes for principal;

    (vi) on each Distribution Date on and after which the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders, the Noteholders' Principal Distribution Amount, ratably, without preference or priority of any kind, according to the amounts payable on the Class A-2 Notes for principal;

    (vii) on each Distribution Date on and after which the Notes have been paid in full, to the Eligible Lender Trustee on behalf of the Certificateholders, the Certificate Balance Distribution Amount, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement, ratably, without preference or priority of any kind, according to the amounts payable in respect of the Certificate Balance;

    (viii) to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

    (ix) to the Servicer, the aggregate unpaid amount of the Carryover Servicing Fee, if any;

    (x) to the Noteholders, the aggregate unpaid amount of the Note Interest Carryover, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of Note Interest Carryover;

    (xi) to the Eligible Lender Trustee on behalf of the Certificateholders, the aggregate unpaid amount of the Certificate Return Carryover, if any, for distribution by the Eligible Lender Trustee pursuant to the Trust Agreement ratably, without preference or priority of any kind, according to the amounts payable in respect of Certificate Return Carryover; and

    (xii) to the Reserve Account, any remaining amounts after application of clauses (i) through (xi).

  Notwithstanding the foregoing, in the event the Trust Student Loans are not sold on the Trust Auction Date, on each subsequent Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all withdrawals therefrom on such Distribution Date, except withdrawals payable to the Seller other than as a Certificateholder) is in excess of the Specified Reserve Account Balance for such Distribution Date, the Administrator will direct the Indenture Trustee to distribute the amount of such excess as accelerated payments of principal on the Notes and distributions in respect of the Certificate Balance.

  For purposes hereof, the following terms have the following meanings:

  "Certificate Balance" equals $    as of the Closing Date and, thereafter,
equals the initial Certificate Balance, reduced by all previous distributions in respect of the Certificate Balance.

  "Certificate Balance Distribution Amount" means, on each Distribution Date, the excess of (i) the sum of (a) the Principal Distribution Amount for such Distribution Date, (b) the Note Principal Shortfall as of the close of the preceding Distribution Date and (c) the Certificate Balance Shortfall as of the close of the preceding

Distribution Date over (ii) the Note Principal Distribution Amount for such Distribution Date; provided that the Certificate Balance Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Distribution Date, the Certificate Balance to be distributed to the Certificateholders will include the amount required to reduce the outstanding Certificate Balance to zero.

  "Certificate Balance Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Certificate Balance Distribution Amount on such Distribution Date over (ii) the amount of distributions made with respect to the Certificate Balance on such Distribution Date.

  "Certificateholders' Distribution Amount" means with respect to any Distribution Date, the Certificateholders' Return Distribution Amount for such Distribution Date plus the Certificate Balance Distribution Amount for such Distribution Date.

  "Certificateholders' Return Distribution Amount" means, with respect to any Distribution Date, the sum of (i) return on the Certificates accrued at the Certificate Rate for the related Accrual Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions to Certificateholders in respect of the Certificate Balance on such preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificate Return Shortfall for such Distribution Date; provided that the Certificateholders' Return Distribution Amount will not include any Certificate Return Carryover.

  "Certificate Return Carryover" means for any Distribution Date on which the Certificate Rate is based on the Student Loan Rate, the excess of (a) the amount of return on the Certificates that would have accrued in respect of such Accrual Period at the Certificate Rate without regard to the Student Loan Rate over (b) the amount of return on the Certificates actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and any return accrued thereon calculated at the Certificate Rate without regard to the Student Loan Rate.

  "Certificate Return Shortfall" means, with respect to any Distribution Date, the excess of (i) the Certificateholders' Return Distribution Amount on the preceding Distribution Date over (ii) the return on the Certificates actually distributed to the Certificateholders on such preceding Distribution Date, plus return on the amount of such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

  "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders" Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

  "Noteholders" Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Note Rates for the related Accrual Period on the aggregate outstanding principal balances of both classes of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to holders of Notes on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Note Interest Shortfall for such Distribution Date; provided that the Noteholders' Interest Distribution Amount will not include any Note Interest Carryover.

  "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date plus the Note Principal Shortfall as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and
(ii) on the Class A-2 Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

  "Note Interest Carryover" means, for any Distribution Date on which the Class A-1 Rate or the Class A-2 Rate is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, that would have accrued in respect of the related Accrual Period had interest been calculated without regard to the Student Loan Rate over (b) the amount of interest on the Class A-1 Notes or the Class A-2 Notes, as the case may be, actually accrued in respect of such Accrual Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the applicable Note Rate without regard to the Student Loan Rate.

  "Note Interest Shortfall" means, with respect to any Distribution Date, the excess of (i) the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the weighted average interest rate borne by the Class A-1 Notes and the Class A-2 Notes from such preceding Distribution Date to the current Distribution Date.

  "Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Noteholders' Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Noteholders on such Distribution Date.

  "Principal Distribution Amount" means (i) with respect to the initial Distribution Date, the amount by which the sum of the outstanding principal amount of the Notes and the Certificate Balance exceeds the Adjusted Pool Balance for such Distribution Date and (ii) with respect to each subsequent Distribution Date, the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for such Distribution Date. For this purpose, "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for such Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, such Pool Balance.

  "Realized Loss" means the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Student Loan over Liquidation Proceeds with respect to such Student Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

CREDIT ENHANCEMENT

  Reserve Account. Pursuant to the Sale Agreement, the Reserve Account will be created with an initial deposit by the Trust on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Distribution Date, by deposit therein of (i) the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the Primary Servicing Fee, the Administration Fee, the Noteholders' Distribution Amount and the Certificateholders' Distribution Amount, all for such Distribution Date, and
(ii) any remaining Available Funds after application of clause (i) above and after payment of any Carryover Servicing Fee, any Note Interest Carryover and any Certificate Return Carryover, as of such Distribution Date. See "-- Distributions". As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Seller to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance. If the market value of securities and cash in the Reserve Account is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, to reduce the Certificate Balance to zero and to pay any accrued return thereon and to pay any Carryover Servicing Fee, Note Interest Carryover or Certificate Return Carryover, such amount will be so applied on such Distribution Date.

  "Specified Reserve Account Balance" with respect to any Distribution Date means the greater of (a) % of the Pool Balance as of the close of business on
the last day of the related Collection Period and (b) $   ,
provided that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the Certificate Balance.

  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any Note Principal Shortfall, Certificate Balance Shortfall, Carryover Servicing Fee, Note Interest Carryover and Certificate Return Carryover, to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

  Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from cash in the Reserve Account on any Distribution Date (or, in the case of the payment of any Primary Servicing Fee, on any Monthly Servicing Payment Date) to the extent that the amount of Available Funds on such Distribution Date (or such Monthly Servicing Payment Date) is insufficient to pay any of the items specified in clauses (i) through (iv) under "--Distributions--Distributions from Collection Account." Such funds also will be withdrawn at maturity of the Notes or on the final Distribution Date upon termination of the Trust to the extent that the amount of Available Funds at such time is insufficient to pay any of the items specified in clauses (v) through (vii) and, in the case of the final Distribution Date upon termination of the Trust, clauses (ix) through (xi) under "--Distributions--Distributions from Collection Account." Such funds will be paid from the Reserve Account to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (i) through (iv) and clauses (v) through (vii) and clauses (ix) through (xi), as applicable.

  The Reserve Account is intended to enhance the likelihood of timely distributions of interest to the Noteholders and return to the Certificateholders and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be reduced to zero. Moreover, except on the final Distribution Date upon termination of the Trust, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate Carryover Servicing Fees, Note Interest Carryover or Certificate Return Carryover. Amounts on deposit in the Reserve Account will be available to pay principal on the Notes and interest accrued thereon at the maturity of the Notes, and to pay the Certificate Balance and return accrued thereon, the Carryover Servicing Fee,
Note Interest Carryover and Certificate Return Carryover on the final Distribution Date upon termination of the Trust.

  Subordination of the Certificates. On any Distribution Date distributions in respect of return on the Certificates will be subordinated to the payment of interest on the Notes and distributions in respect of the Certificate Balance will be subordinated to the payment of interest on the Notes (other than any Note Interest Carryover) and principal of the Notes. See "Description of the Securities--The Certificates--Subordination of the Certificates".

ADMINISTRATION FEE

  As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $20,000 per Collection Period payable on each Distribution Date (the "Administration Fee").

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

  The Seller, the Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of the Notes using Plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any Plan if any of the Seller, the Servicer, the Eligible Lender Trustee, the Indenture Trustee or the Administrator has investment authority with respect to such assets.

  In addition, any Certificateholder, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest or Disqualified Person with respect to certain Plans, including but not limited to Plans sponsored by such Certificateholder. If the Notes are acquired by a Plan with respect to which a Certificateholder is a Party in Interest or Disqualified Person, such transaction could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

  Accordingly, prior to making an investment in the Notes, a Plan investor must determine whether, and each fiduciary causing the Notes to be purchased by, on behalf of or using the assets of a Plan that is subject to the prohibited transaction rules of Title I of ERISA or Section 4975 of the Code shall be deemed to have represented that, an exemption from the prohibited transaction rules applies such that the use of the assets of such Plan to purchase the Notes does not and will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

  In addition, under a regulation issued by the Department of Labor (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the Notes are treated as debt for purposes of the Plan Asset

Regulation, the Student Loans and the other assets of the Trust should not be deemed to be assets of an investing Plan. If, however, the Notes were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing such Notes could be treated as holding the Student Loans and the other assets of the Trust. Although there can be no assurances in this regard, it appears that the Notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

  It should be noted, however, that because the Certificates represent equity investments in the Trust, the Certificates may not be purchased with assets of any Plan or any entity (including, as applicable, an insurance company general account) that is subject to Title I of ERISA or Section 4975 of the Code whose underlying assets might be deemed to include Plan assets by reason of such a Plan's investment in such entity. Accordingly, each purchaser of Certificates will be deemed to have represented that it is neither such a Plan, purchasing the Certificates on behalf of such a Plan, nor using the assets of such a Plan to purchase any of the Certificates, and to have agreed that if such Certificates are subsequently deemed to be Plan assets, it will dispose of them.

  It should also be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

  Prior to making an investment in the Notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amounts of the Notes and the Certificates set forth opposite its name below:

                                       PRINCIPAL       PRINCIPAL     PRINCIPAL
                                       AMOUNT OF       AMOUNT OF     AMOUNT OF
UNDERWRITER                         CLASS A-1 NOTES CLASS A-2 NOTES CERTIFICATES
-----------                         --------------- --------------- ------------
                                          $               $             $
                                          ---             ---           ---
  Total............................       $               $             $
                                          ===             ===           ===

  In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates offered hereby if any of the Notes or Certificates are purchased. The Seller has been advised by the Underwriters that they propose initially to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of % per Class A-1 Note, % per Class A-2 Note and % per Certificate. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of % per Class A-1 Note, % per Class A-2 Note and % per Certificate. After the Securities are released for sale to the public, the offering prices and other selling terms may be varied by the Underwriters.

  Education Securities, Inc. is an affiliate of the Seller and a wholly-owned subsidiary of Sallie Mae and was organized and first registered as a broker-dealer within three years prior to the date of this Prospectus Supplement.

  The Seller and Sallie Mae have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Notes and Certificates are new issues of securities with no established trading market. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Notes and Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes and Certificates.

  In the ordinary course of their business, the Underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with Sallie Mae and its affiliates.

  The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

  The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

  During and after the offering, the Underwriters may purchase and sell Notes and Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes and Certificates sold in the offering for their account may be reclaimed by the Underwriters if such Notes and Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes and Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

  Each Underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  No action has been or will be taken by the Seller or the Underwriters that would permit a public offering of the Notes and the Certificates in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the Notes and the Certificates may not be offered or sold, directly or indirectly, and neither the Prospectus, this Prospectus Supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus Supplement comes are required by the Seller and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Notes or Certificates or have in their possession or distribute such Prospectus Supplement, in all cases at their own expense.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller, the Servicer and the Administrator by Marianne M. Keler, Esq., General Counsel of Sallie Mae, as counsel to Sallie Mae, the Servicer and the Seller, and by Cadwalader, Wickersham & Taft, Washington, D.C., as special counsel to Sallie Mae, the Servicer and the Seller. Certain federal income tax and other matters will be passed upon for the Trust by Shearman & Sterling, Washington, D.C. Certain Delaware state income tax matters will be passed upon for the Trust by Richards, Layton & Finger, P.A. as Delaware tax counsel for the Trust. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, Washington, D.C., and Shearman & Sterling, Washington, D.C.

                            INDEX OF PRINCIPAL TERMS

  Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                        PAGE
                                                                        ----
1992 Amendments.....................................................       S-30
91-day Treasury Bills...............................................       S-39
Accrual Period......................................................        S-9
Adjusted Pool Balance............................................... S-10, S-44
Administration Agreement............................................        S-4
Administration Agreement Supplement.................................        S-4
Administration Fee..................................................       S-45
Administrator.......................................................        S-4
Available Funds.....................................................       S-41
Carryover Servicing Fee.............................................        S-8
Cede................................................................        S-3
Certificate Balance.................................................       S-42
Certificate Balance Distribution Amount.............................       S-42
Certificate Balance Shortfall.......................................       S-43
Certificate Rate.................................................... S-11, S-38
Certificate Return Carryover........................................ S-11, S-43
Certificate Return Shortfall........................................       S-43
Certificateholders..................................................       S-11
Certificateholders' Distribution Amount.............................       S-43
Certificateholders' Return Distribution Amount......................       S-43
Certificates........................................................   S-1, S-4
Class A-1 Maturity Date.............................................       S-10
Class A-1 Noteholders...............................................        S-9
Class A-1 Notes.....................................................   S-1, S-4
Class A-1 Rate......................................................  S-9, S-36
Class A-2 Maturity Date.............................................       S-10
Class A-2 Noteholders...............................................        S-9
Class A-2 Notes.....................................................   S-1, S-4
Class A-2 Rate......................................................  S-9, S-36
Closing Date........................................................        S-5
Code................................................................ S-14, S-46
Collection Period...................................................        S-5
Commission..........................................................        S-3
Cutoff Date.........................................................        S-5
Deferral............................................................       S-25
Department..........................................................   S-2, S-5
Determination Date..................................................       S-40
Disqualified Persons................................................       S-46
Distribution Date...................................................   S-2, S-9
DOE Data Book.......................................................       S-32
DTC.................................................................        S-3
Eligible Investments................................................       S-40
Eligible Lender Trustee.............................................   S-2, S-4
ERISA............................................................... S-14, S-46
Exhange Act.........................................................        S-3
Expected Interest Collections.......................................       S-36
FFELP...............................................................   S-2, S-5

                                                                        PAGE
                                                                        ----
Final Distribution Date.............................................       S-12
Forbearance.........................................................       S-25
General Account Regulations.........................................       S-47
Grace...............................................................       S-25
Guarantor...........................................................       S-30
In-School...........................................................       S-25
Indenture...........................................................        S-9
Indenture Trustee...................................................        S-4
Initial Pool Balance................................................       S-12
Interim Trust Agreement.............................................        S-4
Interim Trustee.....................................................        S-4
Liquidated Student Loans............................................       S-41
Liquidation Proceeds................................................       S-41
Lock-In Period......................................................       S-39
Minimum Purchase Amount.............................................       S-13
Monthly Servicing Payment Date......................................        S-8
Note Interest Carryover............................................. S-10, S-44
Note Interest Shortfall.............................................       S-44
Note Principal Shortfall............................................       S-44
Note Rates..........................................................        S-9
Noteholders.........................................................        S-9
Noteholders' Distribution Amount....................................       S-43
Noteholders' Interest Distribution Amount...........................       S-43
Noteholders' Principal Distribution Amount.......................... S-10, S-43
Notes...............................................................   S-1, S-4
Obligors............................................................        S-6
Parties in Interest.................................................       S-46
Plan................................................................ S-14, S-46
Plan Asset Regulation...............................................       S-46
Pool Balance........................................................        S-6
Primary Servicing Fee...............................................        S-8
Principal Distribution Amount.......................................       S-44
PTCE................................................................       S-46
Purchase Agreement..................................................        S-5
Purchased Student Loans.............................................       S-41
Rating Agencies.....................................................       S-15
Realized Loss.......................................................       S-44
Record Date.........................................................        S-9
Regulations.........................................................        S-2
Repayment...........................................................       S-25
Reserve Account.....................................................        S-6
Reserve Account Initial Deposit.....................................        S-6
Sale Agreement......................................................        S-5
Sallie Mae..........................................................        S-4
Securities..........................................................        S-4
Securityholders.....................................................       S-12
Seller..............................................................   S-2, S-4
Servicer............................................................   S-2, S-4
Servicing Fee.......................................................        S-8
Significant Guarantors..............................................       S-32
Specified Reserve Account Balance...................................  S-7, S-44

                                                                        PAGE
                                                                        ----
Student Loan Rate.................................................... S-9, S-36
Student Loans........................................................       S-5
T-Bill Rate..........................................................      S-39
Trust................................................................  S-1, S-4
Trust Accounts.......................................................      S-40
Trust Agreement......................................................       S-5
Trust Auction Date...................................................      S-12
Trust Student Loans..................................................       S-2
Underwriters.........................................................      S-48
Underwriting Agreements..............................................      S-48
Unit Amount..........................................................       S-8

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLE-MENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITA-TION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHO-RIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALI-FIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLIC-ITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRE-ATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Reports to Securityholders...............................................  S-3
Summary of Terms.........................................................  S-4
Risk Factors............................................................. S-16
Formation of the Trust................................................... S-16
Management's Discussion and Analysis of Financial Condition and Results
 of Operations........................................................... S-18
Use of Proceeds.......................................................... S-18
The Trust Student Loan Pool.............................................. S-19
Description of the Securities............................................ S-36
ERISA Considerations..................................................... S-46
Underwriting............................................................. S-48
Legal Matters............................................................ S-49
Index of Principal Terms................................................. S-50

                                  PROSPECTUS

Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    2
Prospectus Supplement....................................................    2
Reports to Securityholders...............................................    2
Summary Information......................................................    3
Risk Factors.............................................................   13
Sallie Mae...............................................................   21
The Student Loan Pools...................................................   22
The Seller...............................................................   25
Formation of the Trusts..................................................   26
Transfer and Servicing Agreements........................................   29
Servicing; Administration................................................   32
Trading Information......................................................   40
Description of the Notes.................................................   42
Description of the Certificates..........................................   47
Certain Information Regarding the Securities.............................   48
Certain Legal Aspects of the Student Loans...............................   53
Certain Federal Income Tax Consequences..................................   55
Certain State Tax Consequences...........................................   64
ERISA Considerations.....................................................   65
Use of Proceeds..........................................................   65
Plan of Distribution.....................................................   65
Legal Matters............................................................   66
Appendix A: The Federal Family Education Loan Program....................  A-1
Appendix B: Global Clearance, Settlement and Tax Documentation
 Procedures..............................................................  B-1
Appendix C: Index of Principal Terms.....................................  C-1

                               ----------------

  UNTIL       ,      (NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLE-
MENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGA-TION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                     $

                                  SLM STUDENT
                               LOAN TRUST 1998-

                                     $

                            FLOATING RATE CLASS A-1
                           STUDENT LOAN-BACKED NOTES

                                     $

                            FLOATING RATE CLASS A-2
                           STUDENT LOAN-BACKED NOTES

                                     $

                                 FLOATING RATE
                        STUDENT LOAN-BACKEDCERTIFICATES

                                  SLM FUNDING
                                  CORPORATION

                                    SELLER

                                  SALLIE MAE
          SERVICING CORPORATION

                                   SERVICER

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------


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